UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HTBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2021, the Board of Directors of Heritage Commerce Corp (the “Company”), upon recommendation of its Compensation Committee, approved increases in salaries to the Company’s named executive officers as follows:

	New	Percentage
Name	Salary*	Increase
Walter T. Kaczmarek President and Chief Executive Officer	$721,000	**

Michael E. Benito Executive Vice President / Business Banking Manager of Heritage Bank of Commerce	$320,124	5.0%

Margo G. Butsch Executive Vice President and Chief Credit Officer of Heritage Bank of Commerce	$313,635	5.0%

Robertson Clay Jones Executive Vice President and President of Community Business Bank Group of Heritage Bank of Commerce	$360,140	11.0%

Lawrence D. McGovern Executive Vice President and Chief Financial Officer	$367,710	5.0%

*The new salaries take effect April 1, 2021
** Mr. Kacmarek assumed the position of President and Chief Executive Officer on March 12, 2021. His salary was established on March 25, 2021.

ITEM 8.01	Other Events

The Board of Directors has fixed the date of the 2021 Annual Meeting of Shareholders for May 27, 2021 with a record date of March 26, 2021.

Due to the public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of our shareholders, this year’s Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted online via live webcast. The Company’s shareholders will be able to attend the Annual Meeting by registering at register.proxypush.com/HTBK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 30, 2021

Heritage Commerce Corp

By:	/s/ Lawrence D. McGovern
Name: Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

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